Exhibit 10.11

AMENDMENT NUMBER ONE
THE NEW HAVEN SAVINGS BANK
2004 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Effective January 1, 2004)

     BY THIS AMENDMENT NUMBER ONE, The New Haven Savings Bank 2004 Supplemental Executive Retirement Plan (the “2004 SERP”) is hereby amended as follows:

1.	In cover page of the 2004 SERP the reference to “The New Haven Savings Bank” is changed to “The NewAlliance Bank”.

2.	Section 1.2 of the 2004 SERP is amended and restated in its entirety as follows:

“Bank” means NewAlliance Bank

3.	Section 3.4 of the 2004 SERP is deleted in its entirety and replaced by the following:

3.4 Change in Control: (a) In the event that the employment of a Participant listed in Appendix B is terminated subsequent to a Change in Control of the Company and/or the Bank (as such term shall be defined in the employment agreement by and among the Company, the Bank and each such Participant), for purposes of calculating the benefit due hereunder, the Participant will be treated as follows: 1) having attained an age equal to the greater of (x) his or her actual age as of the date of such termination plus three additional years of age or (y) age 55; and 2) having three additional years of Service credit. Furthermore, in such event, the benefits payable hereunder shall be paid in a single lump sum and shall be discounted to present value in the manner specified in Section 3.5 hereof. The schedule to be used to determine the benefit due (prior to calculating the present value) will be based on the number of years of deemed Service after giving effect to additional three years of Service.

(b) In the event that the employment of a Participant listed in Appendix C is terminated subsequent to a Change in Control of the Company and/or the Bank (as such term shall be defined in the employment agreement by and among the Company, the Bank and each such Participant), for purposes of calculating the benefit due hereunder, the Participant will be treated as having attained an age equal to the greater of (x) his or her actual age as of the date of such termination or (y) age 55. Furthermore, in such event, the benefits payable hereunder shall be paid in a single lump sum and shall be discounted to present value in the manner specified in Section 3.5 hereof.

4.	A new Appendix C is added to the 2004 SERP as set forth below:

Appendix C
To the 2004 NewAlliance Bank
Supplemental Employee Retirement Plan
Dated January 1, 2004

Officer

1.	Diane Wishnafski

                  IN WITNESS WHEREOF, this Amendment has been executed this 31st day of March 2004.

THE NEWALLIANCE BANK

  By: /s/ Merrill B. Blanksteen